SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                        FINANCIAL INDUSTRIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           OTTER CREEK MANAGEMENT INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________


      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________


      (4)   Proposed maximum aggregate value of transaction:

            ____________________________________________________________________


      (5)   Total fee paid:

            ____________________________________________________________________

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

            ____________________________________________________________________


      (3)   Filing Party:

            ____________________________________________________________________


      (4)   Date Filed:

            ____________________________________________________________________

                                 PROXY STATEMENT
                                       OF
                           OTTER CREEK MANAGEMENT INC.

                     IN OPPOSITION TO THE BOARD OF DIRECTORS
                                       OF
                        FINANCIAL INDUSTRIES CORPORATION

                             -----------------------

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

      This Proxy Statement and the accompanying form of GOLD proxy card are being furnished by Otter Creek Management Inc., a Delaware corporation ("Otter Creek"), to the owners of shares of Common Stock (the "Common Stock") of Financial Industries Corporation (the "Company") in connection with the solicitation by Otter Creek of proxies from such stockholders to be voted at the Company's 2003 Annual Meeting of Stockholders and at any adjournments, postponements or rescheduling thereof (the "Annual Meeting"). The annual meeting is scheduled to be held at 10:00 a.m. local time on July 31, 2003 at 6500 River Place Boulevard, Building One, Austin, Texas. Otter Creek is soliciting proxies for use at the Annual Meeting. Such proxies shall only confer authority on Otter Creek to: vote for the election as directors only those nominees named hereinbelow; vote at the Annual Meeting; and, consent to or authorize only such action on the matters described herein.


      According to the Company's revised preliminary proxy statement filed with the Securities and Exchange Commission (the "S.E.C.") on June 12, 2003, 10 individuals will be elected at the Annual Meeting to the Board of Directors of the Company (the "Board"). However, Otter Creek is soliciting proxies from the holders of Common Stock to elect the seven individuals named below under the heading "ELECTION OF DIRECTORS--Otter Creek Nominees" as the directors at the Annual Meeting (the "Otter Creek Nominees"). Otter Creek intends to nominate the Otter Creek Nominees for election at the Annual Meeting and to vote for such nominees. The Otter Creek Nominees are all independent nominees who would be qualified to serve on the Board's Audit Committee if elected.


      Except as indicated in the following two sentences, each share of Common Stock is entitled to one vote on all matters submitted to the Company's stockholders. Any stockholder of the Company may exercise the right of cumulative voting in the election of directors provided the stockholder gives written notice of such intention to the corporate secretary of the Company on or before the date preceding the election. When exercising this right, the stockholder is entitled to one vote for each share held multiplied by the number of directors to be elected and may cast all such votes for a single nominee or spread such votes among the nominees in any manner desired.

      This Proxy Statement and the accompanying form of GOLD proxy card are first being sent or given to holders of Common Stock on June 25, 2003.

      The Company's principal place of business is located at 6500 River Place Blvd., Building One, Austin, Texas 78730.

      The solicitation is being made by Otter Creek and not on behalf of the Board.

   YOU MAY ALREADY HAVE RECEIVED, OR WILL SOON RECEIVE, A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY OTTER CREEK'S GOLD PROXY CARD AND DO NOT RETURN ANY COMPANY PROXY CARD UNDER ANY CIRCUMSTANCES. IF YOU RETURN BOTH PROXY CARDS THERE
 IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE
                   LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

Information About Otter Creek

      Otter Creek is an investment advisory firm that manages three investment funds: Otter Creek Partners I, L.P., a Delaware limited partnership; Otter Creek International Ltd., a British Virgin Islands investment corporation; and HHMI XIII LLC, a Delaware limited liability company. The three funds have investment securities valued at approximately $300,000,000. R. Keith Long, Otter Creek's sole stockholder, serves as its president. Joseph W. O'Neill Jr. serves as its chief financial officer. Otter Creek employs three other persons, all full-time. Otter Creek became a stockholder of the Company in 2001. The principal business address of Otter Creek is 400 Royal Palm Way #212, Palm Beach, Florida 33480 and its telephone number is (561) 832-4110.


      As of the date of this Proxy Statement, Otter Creek is the beneficial owner of 419,181 shares of Common Stock, which constitute approximately 4.3% of the outstanding Common Stock based on the Company's preliminary proxy statement filed with the S.E.C. on June 12, 2003.


      Otter Creek has become dissatisfied with the Company's performance and plans and is concerned about preserving the value of its significant investment in the Company. In particular, Otter Creek questions the current Company directors for overseeing a 12.2% decline in gross statutory insurance policy premiums over the last three years and the continually decreasing earnings per share over that period, which culminated in a $0.53 loss per share in 2002, an aggregate loss of $5,087,000 (before the cumulative effect of a change in accounting principle, which change accounted for $10,429,000 in net income). Over that same three year period, compensation payable to the Company's top four executives increased by 10%, totaling $3,854,495 in 2002 (inclusive of compensation paid to former chairman and chief executive Roy F. Mitte). Otter Creek analyzed the financial results, which were reported in the Company's Form 10-K/A for 2002 filed with the S.E.C. on April 30, 2003, taking into account the change in the Company's accounting principles and restatements of the Company's results. Otter Creek analyzed the compensation table set forth in the Company's proxy statement filed with the S.E.C. on April 29, 2002. See "BACKGROUND OF OTTER CREEK'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION" below.

      Otter Creek is proposing the Otter Creek Nominees for election to the Board in opposition to the slate proposed by the Board. Otter Creek and the Otter Creek Nominees are committed to promoting business objectives, goals and values that are in the best interest of all of the Company's stockholders and, although no outcomes can be guaranteed, they are committed to following a program that will benefit all of the Company's stockholders. See "BACKGROUND OF OTTER CREEK'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION--Program for Enhancing Stockholder Value".

      Otter Creek is not subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly is not required to file periodic reports, proxy statements and other information with the S.E.C. relating to its business, financial condition and other matters.

                                    IMPORTANT

      OTTER CREEK STRONGLY RECOMMENDS THAT YOU VOTE FOR THE OTTER CREEK NOMINEES BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

      HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF JUNE 25, 2003, THE RECORD DATE ESTABLISHED BY THE COMPANY FOR VOTING AT THE ANNUAL MEETING, ARE URGED TO SUBMIT A GOLD PROXY CARD EVEN IF YOUR SHARES HAVE BEEN SOLD AFTER THE RECORD DATE.

      IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE GOLD PROXY CARD.

--------------------------------------------------------------------------------
       QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING GOLD
                        PROXY CARD SHOULD BE DIRECTED TO:

                          MELLON INVESTOR SERVICES LLC
                                 44 WALL STREET
                               NEW YORK, NY 10005
                                  877-688-7273
--------------------------------------------------------------------------------

                                     VOTING


      The information contained in the following paragraphs is based on publicly-available copies of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws, as amended (the "Bylaws"), and on information contained in the Company's preliminary proxy statement filed on June 12, 2003 with the S.E.C.:

      The Board has fixed June 25, 2003 as the record date for the determination of the holders of capital stock of the Company entitled to notice of and to vote at the Annual Meeting. As of June 12, 2003, there were 9,653,025 shares of Common Stock outstanding.


      The attendance at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate votes entitled to be cast by the record holders of all outstanding shares of Common Stock is necessary to constitute a quorum. Votes to "withhold authority", abstentions and "broker non-votes" with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for purposes of voting on such matter at the Annual Meeting.

      With respect to the election of directors, the affirmative vote of the holders of shares representing a plurality of the aggregate votes cast at the Annual Meeting in respect of the election of directors is required for their election. Because the election of directors will be determined by votes cast rather than by a percentage of the shares present, votes to "withhold authority" and "broker non-votes" will not affect the outcome of the election of directors. If any other matter properly comes before the Annual Meeting, its resolution will be determined by the affirmative vote of the holders of shares of Common Stock representing a majority of votes cast at the Annual Meeting with respect to such matter, unless a higher vote is required under applicable state law. Accordingly, abstentions will have the effect of a negative vote on any such matter, but "broker non-votes" will not be voted and will have no effect in determining whether such matter has received sufficient votes for approval.


      Each holder of record of the Company's Common Stock on the record date will be entitled to one vote for each share held. Stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to 10 votes per share. Each stockholder may give a single candidate all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses. However, no stockholders may cumulate votes unless at least one stockholder has given notice to the Secretary of the Company at least one day prior to the meeting of his intention to cumulate votes. By means of the accompanying GOLD proxy card, stockholders will grant the proxy holders discretionary authority to cumulate votes, subject to a stockholder's right to withhold authority to cast cumulated votes for a particular nominee(s).


      If the enclosed form of GOLD proxy card is executed and returned, it may nevertheless be revoked by the person giving it any time before the vote at the Annual Meeting either by filing with the Secretary of the Company a written notice of revocation or by delivering a proxy card bearing a later date than the most recently submitted proxy card or by attending the Annual Meeting and voting in person. The execution of a proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

      IF YOU, AS A HOLDER OF COMMON STOCK, WISH TO VOTE FOR THE OTTER CREEK NOMINEES, YOU MUST SUBMIT THE ENCLOSED GOLD PROXY CARD AND SHOULD NOT SUBMIT THE COMPANY'S PROXY CARD. THE SHARES REPRESENTED BY PROXIES MAY BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS SO AS TO ELECT THE MAXIMUM NUMBER OF OTTER CREEK NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

      Unless contrary instructions are indicated on the enclosed GOLD proxy card, all shares of Common Stock represented by valid GOLD proxy cards received pursuant to this solicitation (which have not been revoked as described above) will be voted FOR the election of the Otter Creek Nominees and at the discretion of the proxy holder(s) on such other business as to which Otter Creek did not have knowledge prior to soliciting proxies as may properly come before the Annual Meeting. On matters which Otter Creek knew about before the Annual Meeting but with respect to which express voting authority has not been solicited, Otter Creek will not vote pursuant to the discretionary authority assigned to it.

--------------------------------------------------------------------------------
        YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT.
       PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT IN
                         THE ENCLOSED ENVELOPE PROMPTLY.
--------------------------------------------------------------------------------

                              ELECTION OF DIRECTORS

General


      The Bylaws provide that the Board shall consist of not less than three nor more than 25 directors, with the exact number to be fixed by resolution of the Board. Otter Creek is asking the stockholders of the Company to elect the seven Otter Creek Nominees. According to the Company's preliminary proxy statement filed with the S.E.C. on June 12, 2003, 10 persons will be elected at the Annual Meeting to serve as directors on the Board for a term of one year and until their successors are duly elected and qualified or until their earlier resignation or removal.


Otter Creek Nominees

      At the Annual Meeting, Otter Creek will nominate the Otter Creek Nominees for election as directors. The information below concerning age and principal occupation of the Otter Creek Nominees has been furnished by the respective nominees. Except as described in this Proxy Statement, none of the Otter Creek Nominees beneficially owns any Common Stock. Each has expressed his intention that if elected he shall acquire an as yet undetermined number of shares of the Company's Common Stock in open-market transactions upon the belief that directors should have a financial stake in the companies on whose boards they sit.

                              OTTER CREEK NOMINEES

         Name               Age                                  Principal Occupation
------------------------   ----     --------------------------------------------------------------------------------------------
R. Keith Long               55      Mr. Long has served as president of Otter Creek Management Inc. since founding it in
                                    1991. From 1983 through 1991 he worked at Morgan Stanley in long bond cash/futures arbitrage. As chairman of the board of Financial Institutions Insurance Group he oversaw its sale in a leveraged buy-out in 1996. Mr. Long has bachelors and MBA degrees from Indiana University.

J. Bruce Boisture           53      Mr. Boisture serves as president of Trinity Capital Alliance, Inc., an investment banking company he founded in 1992, specializing in leveraged buy-outs, start-up investments, turnarounds and venture capital financings, in connection with which he has served temporarily in a number of senior management positions in various companies.
                                    From 1986 through 1991 he was a partner and chief operating officer of Rosecliff Inc./Acadia
                                    Partners L.P., a $1.7 billion investment fund. Mr. Boisture has a bachelors degree from Princeton University, a bachelors in philosophy degree from Oxford University and a law degree from Yale Law School.

Salvador Diaz-Verson Jr.    51      Since 1991 Mr. Diaz-Verson has served as chairman and president of Diaz-Verson
                                    Capital Investment LLC. From 1979 through 1991 he served as president and chief investment officer of American Family Life Assurance Co., a New York Stock Exchange
                                    company. A native of Cuba, Mr. Diaz-Verson has a bachelors degree from Florida State
                                    University.

Patrick E. Falconio         61      From 1988 through his retirement in 1999 Mr. Falconio served as executive vice president and chief investment officer of Aegon USA Inc. Prior to that he worked at
                                    Life Investors Insurance Co., Lincoln National Life Insurance Co. and Prudential
                                    Insurance Co. He has a bachelors degree from Duquesne University and an MBA from the
                                    University of Georgia.

Richard H. Gudeman          65      Mr. Gudeman served as executive vice president at SunGard Insurance Systems Inc., and as an actuary at Country Life Insurance Co., Washington National Insurance Co.,
                                    State Farm Life Insurance Co. and Federal Life Insurance Co. over the last 30 years.
                                    He has a bachelors degree from Illinois State University and a masters degree from
                                    Northeastern University.

Steven A. Haxton            45      A certified public accountant, Mr. Haxton is the principal in Haxton Advisors, a consulting firm. Previously he was an executive vice president at ING, president of
                                    Aetna Financial Services' Financial Intermediary Group, senior vice president of
                                    Aetna Investment Services and president of Nationwide Distributors Inc. He has a bachelors degree from Malone College.

Lonnie L. Steffen           53      Since 1997 Mr. Steffen has served as president and chief financial officer of
                                    Dearborn Risk Management. From 1991 through 1997 he served as chief financial officer of Financial Institutions Insurance Group. From 1986 through 1991 he served as chief financial officer of First Reinsurance Co. of Hartford. A certified public accountant, Mr. Steffen has a bachelors degree from Northern Illinois University.

      None of the corporations or organizations mentioned above is a parent, subsidiary or other affiliate of the Company.

      Each of the Otter Creek Nominees has agreed to be named in this Proxy Statement and to serve as a director of the Company, if elected. Otter Creek does not expect that any of the Otter Creek Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Otter Creek Nominees occurs for any reason (including if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Otter Creek Nominees), the shares represented by GOLD proxy cards received by Otter Creek and not properly revoked will be voted for the substitute candidate nominated by Otter Creek in compliance with the rules of the S.E.C. and any other applicable law and, if applicable, the Bylaws.


      The persons named in the proxy may cumulate the votes represented thereby and in case any such nominee shall become unavailable may vote for a substitute. Under cumulative voting, each holder of Common Stock will be entitled to 10 votes per share, which may be cast for a single candidate or distributed as the holder otherwise desires.

      The Board consists of 10 directors while Otter Creek has nominated seven individuals. The Otter Creek Nominees, if elected, would constitute seven of 10 directors on the Board; directors elected to fill the remaining three seats on the Board may choose not to serve. Stockholders who execute and deliver GOLD proxy cards would not have a vote on the remaining three Board seats. Otter Creek urges you to vote FOR the Otter Creek Nominees.


--------------------------------------------------------------------------------
OTTER CREEK RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE IN FAVOR OF THE OTTER CREEK NOMINEES FOR DIRECTORS AND NOT VOTE IN FAVOR OF ANY OF THE COMPANY'S NOMINEES FOR DIRECTORS.
--------------------------------------------------------------------------------

               BACKGROUND OF OTTER CREEK'S INTEREST IN THE COMPANY
                        AND REASONS FOR THE SOLICITATION

General


      Otter Creek is the beneficial owner of 419,181 shares of Common Stock, which constitute approximately 4.3% of the Company's outstanding Common Stock based on the Company's preliminary proxy statement filed with the S.E.C. on June 12, 2003. For a description of recent transactions in Company securities by Otter Creek, please refer to the section entitled "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES--Participant Ownership of and Transactions in Company Securities".


Stock Investment

      Otter Creek purchased 419,181 shares of Common Stock in 2001, 2002 and 2003 in open market transactions.

Recent Board Actions Considered by Otter Creek to Entrench Management

      On December 11, 2002 the Company announced that it had received an unsolicited letter from Pillar Foundation Group of Austin, Texas expressing interest in the possible acquisition by Pillar of "all or a part" of the Company's shares of Common Stock for between $13 and $18 per share. Because the Company believed the letter contained misleading and inaccurate statements, it recommended that Company stockholders who had received copies of the letter refer to the Company's S.E.C. filings for more accurate information concerning the Company.

      On January 27, 2003 the Company announced that it had engaged Salomon Smith Barney to explore strategic alternatives for the Company, including consideration of the Pillar proposal, among other options.

      On March 2, 2003, the Company announced that it would not put itself up for sale. The Board of Directors voted 10-1 to implement the business plans of the Company's management over any other strategic alternative.

      On March 18, 2003 Otter Creek and several other Company shareholders requested that the Company call a special meeting of the Company's shareholders to remove the Company's directors and replace them with independent directors. The Company denied the request on March 20, 2003.

      On May 15, 2003 the Company agreed to pay $3,000,000 to former Company chairman and chief executive Roy F. Mitte (and certain parties related to him) and to withdraw the Company's lawsuit against Mr. Mitte seeking the return of more than $1,000,000 in Company funds from Mr. Mitte which the Company had alleged he improperly paid to third parties and used for his personal purposes. The Company further agreed to pay (or find third-party purchasers to pay) Mr. Mitte $1,102,714 for his shares of Common Stock and $42,636 for his options. The Company further agreed to find third-party purchasers to pay Mr. Mitte $5,681,081 for the balance of his shares. In exchange, the Company obtained a proxy to vote Mr. Mitte's 1,627,610 shares (including shares owned by parties related to him), and Mr. Mitte and his son resigned from the Company's Board.

      Otter Creek considers the refusal on the part of the Board to engage in preliminary discussions with prospective acquirers and the agreement to pay or cause to be paid to Mr. Mitte nearly $10,000,000 for his proxy, shares and options to be against the best interests of the Company's stockholders. Because Otter Creek believes that a truly disinterested analysis of strategic alternatives must include discussions with prospective acquirers, it considers the Board's action to be only in the best interests of the Company's management. Furthermore, Otter Creek cannot comprehend how Salomon Smith Barney recommended against the sale of the Company as a viable option for maximizing stockholder value. The Company's refusal to consider seeking a buyer has prompted Otter Creek to seek a change in the make-up of the Company's Board.

Plan to Seek the Sale of the Company

      In light of the Company's 2002 financial performance and the Board's decision not to consider a sale or merger, Otter Creek believes that the interests of all stockholders will be better served if the Otter Creek Nominees are elected at the Annual Meeting. If the Otter Creek Nominees are elected at the Annual Meeting, they are committed to pursuing a policy of enhancing stockholder value, which would include exploring a sale of the Company, although no assurances can be given that a sale of the Company will be effectuated. The Company's stockholders will be kept apprised of the progress of the sale process.

Lawsuit in Texas State Court


      On June 13, 2003 Otter Creek commenced a civil action lawsuit in the District Court in Travis County, Texas seeking an affirmative injunction to compel the Company to hold its 2003 Annual Meeting (which pursuant to the Company's Bylaws should have been held on April 22, 2003) and to compel the Company either to exercise the proxy it acquired from Mr. Mitte to vote his shares in the same proportion as the other outstanding shares of the Company are voted or alternatively not to exercise the proxy.

             INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

Information Concerning Participants

      Under the applicable regulations of the S.E.C., Otter Creek and each of the Otter Creek Nominees is deemed to be a "participant" in Otter Creek's solicitation of proxies. The following table(1) sets forth the name, business address and principal occupation of the Otter Creek Nominees and any other employee of Otter Creek who may solicit proxies from stockholders of the Company on behalf of Otter Creek ("Otter Creek Participants").

R. Keith Long                            president, Otter Creek Management Inc.
Otter Creek Management Inc.
400 Royal Palm Way #212
Palm Beach, FL 33480

J. Bruce Boisture                        investment banker, Trinity Capital
49 High Street                           Alliance, Inc.
Farmington, CT 06032

Salvador Diaz-Verson Jr.                 chairman and president, Diaz-Verson
Diaz-Verson Ventures LLC                 Capital Investment LLC
260 Brookstone Centre Parkway
Columbus, GA 31904

Patrick E. Falconio                      retired
2 Symon's Lane
Savannah, GA 31904


Richard H. Gudeman                       retired
2101 Oakwood Ave.
Bloomington, IL 61704


Steven A. Haxton                         financial consultant, Haxton Advisors
4 Cobtail Way
Simsbury, CT 06070

Joseph W. O'Neill Jr.                    chief financial officer, Otter Creek
Otter Creek Management Inc.              Management Inc.
400 Royal Palm Way #212
Palm Beach, FL 33480

Lonnie L. Steffen                        president and chief financial officer,
65 Deer Run                              Dearborn Risk Management
Avon, CT 06001

(1) The companies named in the table above, to the extent that the participants are officers of such companies, are deemed to be associates of such participants.

      In connection with the engagement of Mellon Investor Services LLC by Otter Creek as its proxy solicitor in connection with the election of the Otter Creek Nominees at the Annual Meeting (see "COST AND METHOD OF SOLICITATION"), Otter Creek anticipates that certain employees of Mellon may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company for the purpose of assisting in the solicitation of proxies for the Annual Meeting (collectively, "Participants"). Neither Mellon nor any of its employees will receive any fee for or in connection with such solicitation activities apart from the fees which it may otherwise be entitled to receive as described under "COST AND METHOD OF SOLICITATION".

Participant Ownership of and Transactions in Company Securities

      Other than as disclosed in this Proxy Statement, neither Otter Creek nor, to the knowledge of Otter Creek, any of the Participants nor, with respect to clause (3), any of their respective associates: (1) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company;
(2) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of any parent or subsidiary of the Company; or (3) is, or was since January 1, 2002, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described herein, the Otter Creek Participants disclaim beneficial ownership of any securities of the Company owned by Otter Creek, and this Proxy Statement shall not be deemed an admission that any Otter Creek Participant is the beneficial owner of such securities for any purpose.

      The following is a summary of all transactions in Company securities by Otter Creek over the last two years. Except as otherwise indicated under "ELECTION OF DIRECTORS", to the knowledge of Otter Creek, none of the other Participants has purchased or sold any Company securities within the past two years.

                           Amount of
                         Common Stock
    Date of                Purchased
  Transaction              (or Sold*)         Unit Price           Trade Amount
------------------       -------------       ------------         --------------
  OTTER CREEK
PARTNERS I, L.P.
   05-30-01                      5000          $11.9030             $59,515.00
   09-19-01                      2000          $13.3825             $26,765.00
   09-20-01                      5500          $13.1627             $72,395.00
   03-04-02                      8000          $13.7519            $110,015.00
   04-10-02                      4800          $14.0500             $67,455.00
   04-12-02                      6800          $13.9800             $95,079.00
   05-03-02                       400          $13.9500             $55,815.00
   07-23-02                      2000          $14.6000             $29,215.00
   08-26-02                      2000          $16.0000             $32,015.00
   08-27-02                      4000          $15.9000             $63,615.00
   09-19-02                      1100          $14.8458             $16,356.38
   12-11-02                       400          $14.3700              $5,767.00
   12-17-02                      2000          $13.8100             $27,655.00
   12-20-02                      1000          $13.9663             $13,991.30
   12-23-02                      1000          $14.2000             $14,220.00
   12-31-02                       400          $14.2000              $5,702.80
   01-02-03                      5000          $14.2500             $71,055.00
   01-08-03                      5300          $14.2850             $75,540.00
   01-13-03                       200          $14.2850              $2,878.40
   01-22-03                      4000          $14.5148             $58,114.20
   01-22-03                      2300          $14.5148             $33,422.04
   01-23-03                      4000          $14.6463             $58,600.00
   01-27-03                       200          $15.2500              $3,071.40
   01-28-03                       400          $15.1900              $6,095.00
   01-31-03                       600          $15.2000              $9,141.00
   02-05-03                     22000          $15.5600            $342,335.00
   02-11-03                       250          $14.8227              $3,723.18
   03-06-03                       500          $14.4734              $7,256.70
   03-07-03                      1900          $14.7466             $28,051.84
   03-10-03                      3600          $14.8100             $53,331.00
   03-11-03                      7000          $14.8500            $103,965.00
   03-31-03                       700          $14.6535             $10,279.45
   05-19-03                       828          $13.8000             $11,449.68
   05-20-03                     4,100          $13.6000             $55,980.00
   05-21-03                     5,800          $13.4200             $77,909.00
   05-23-03                     4,700          $13.1308             $61,870.76
   05-27-03                     3,700          $13.1200             $48,559.00
   05-15-03                     2,200          $13.9194             $30,659.68
   05-19-03                       800          $13.8717             $11,120.36
   05-20-03                     1,500          $13.6919             $20,567.85
   05-21-03                       700          $13.4200              $9,416.00
   05-22-03                     1,500          $13.3941             $20,121.15
   05-23-03                       800          $13.1483             $10,541.64
   06-02-03                       700          $12.9700              $9,101.00
   06-11-03                      1300          $13.1200             $17,084.00

  OTTER CREEK
 INTERNATIONAL
   05-30-01                      5000          $11.9030             $59,515.00
   09-18-01                      2000          $13.6075             $27,215.00
   09-19-01                      2000          $13.3825             $26,765.00
   09-20-01                      8500          $13.1618            $111,875.00
   03-04-02                     12000          $13.7513            $165,015.00
   03-25-02                     11500          $13.7813            $158,485.00
   04-10-02                      9200          $14.0500            $129,275.00
   04-12-02                     13200          $13.9800            $184,551.00
   05-03-02                      7000          $13.9500             $97,665.00
   07-23-02                      3000          $14.6000             $43,815.00
   08-26-02                      2000          $16.0000             $32,015.00
   08-27-02                      6000          $16.0000             $95,415.00
   09-09-02                       200          $15.9000              $2,971.40
   09-19-02                      2000          $14.7500             $29,726.60
   09-20-02                      5000          $14.8458             $74,055.00
   12-11-02                       600          $14.8000              $8,643.00
   12-17-02                      4100          $14.3700             $56,677.00
   12-20-02                      1400          $13.8100             $19,596.82
   12-20-02                       500          $13.9877              $7,070.00
   12-23-02                      2000          $14.1000             $28,440.00
   01-02-03                      5900          $14.2000             $83,841.30
   01-08-03                      8700          $14.2500            $123,990.00
   01-15-03                       266          $14.2500              $3,812.36
   01-22-03                      7000          $14.5148            $101,688.60
   01-22-03                      3400          $14.5148             $49,399.32
   01-23-03                      6000          $14.6500             $87,900.00
   01-28-03                       800          $15.1900             $12,160.00
   01-29-03                      1800          $15.0100             $27,050.60
   01-31-03                       500          $15.1700              $7,608.50
   01-31-03                       900          $15.2000             $13,704.00
   02-04-03                       100          $15.0600              $1,526.70
   02-05-03                     51000          $15.5600            $793,575.00
   02-11-03                       450          $14.8227              $6,689.71
   03-06-03                       900          $14.4734             $13,050.06
   03-07-03                      8100          $14.7466            $119,524.16
   03-10-03                      6400          $14.8100             $94,799.00
   03-11-03                     13000          $14.8500            $193,065.00
   03-31-03                      1300          $14.6535             $19,077.55
   *07-01-02                     5000          $17.6500             $88,236.63
   *07-01-02                     2000          $17.6500             $35,294.65
   *07-02-02                     2000          $17.3500             $34,695.95
   *07-02-02                     8000          $17.3500            $138,783.82
   05-21-03                      4400          $13.4200             $59,107.00
   05-23-03                      7575          $13.1308             $99,708.06
   05-27-03                      6300          $13.1200             $82,671.00
   05-15-03                      3800          $13.9194             $52,946.72
   05-19-03                      1300          $13.8717             $18,061.21
   05-20-03                      2700          $13.6919             $37,010.13
   05-21-03                      1300          $13.4200             $17,474.00
   05-22-03                      2600          $13.3941             $34,865.66
   05-23-03                      1500          $13.1483             $19,752.45
   06-02-03                      1000          $12.9700             $12,995.00
   06-11-03                      3250          $13.1200             $42,687.50

 HHMI XIII LLC
   04-03-02                     16000          $13.9500            $223,215.00
   05-02-02                      5000          $13.9000             $69,500.00
   09-19-02                      1000          $14.6500             $14,650.00
   01-03-02                      7062          $14.2059            $100,391.50
   01-22-03                      3000          $14.5148             $43,574.40
   01-30-03                      5000          $15.1500             $75,750.00
   02-05-03                      7800          $15.5000            $120,974.60
   05-27-03                      5300          $13.0472             $69,203.16

Information Regarding the Relationship between the Participants and Otter Creek

      Certain of the Participants are employees of Otter Creek (the "Participant Employees"), and they may be deemed to have an interest in the outcome of the election of directors of the Company at the Annual Meeting by virtue of their ownership of Otter Creek securities and employment arrangements with Otter Creek. Consequently, set forth below is information concerning the ownership of Otter Creek securities by the Participant Employees. Otter Creek does not have any specific arrangements with the Participant Employees that will result in any additional compensation if the Otter Creek Nominees are elected as directors to the Board at the Annual Meeting or relating to any future transactions between Otter Creek and the Company.

      Set forth below are the number of shares of common stock of Otter Creek beneficially owned by the Participant Employees within the meaning of S.E.C. Rule 13d-3:

                               Issued Shares        Exercisable Stock     Total Beneficial
Name of Beneficial Owner     Beneficially Owned          Options              Ownership       Percentage
------------------------     ------------------     -----------------     ----------------    ----------
R. Keith Long                             200                     0                  200          100%
Joseph W. O'Neill Jr.                       0                     0                    0            0%

                         COST AND METHOD OF SOLICITATION


      Otter Creek will bear the cost of this solicitation and will not seek reimbursement for such costs unless one or more of the Otter Creek Nominees win election as directors. If Otter Creek seeks reimbursement of the costs of this solicitation from the Company, the decision whether to submit the matter of such reimbursement to a vote of the stockholders will be made by the Board. While no precise estimate of this cost can be made at the present time, Otter Creek currently estimates that it will spend a total of approximately $200,000 for its solicitation of proxies, including expenditures for attorneys, solicitors and advertising, financial advisors, printing, transportation and related expenses but excluding the salaries and wages of regular employees and officers. As of June 20, 2003, Otter Creek has incurred proxy solicitation expenses of approximately $90,000. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, telecopy, or email or through advertisements. Information regarding certain employees of Otter Creek and other representatives of Otter Creek who may solicit or participate in the solicitation of proxies is set forth under "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES".


      Otter Creek will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Common Stock. Otter Creek will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

      Otter Creek has retained the proxy solicitation firm of Mellon Investor Services LLC in connection with the solicitation of proxies for the Annual Meeting. Mellon will be paid a fee of up to $50,000 for its services. Otter Creek also has agreed to reimburse Mellon for its expenses, and to indemnify Mellon against certain liabilities and claims incurred in connection with its performance of services pursuant to its engagement by Otter Creek.

                             ADDITIONAL INFORMATION

      An annual report to stockholders covering the year ended December 31, 2002, including financial statements, is required to be furnished by the Company to its stockholders in connection with the Company's solicitation of proxies for the Annual Meeting. That annual report is not required to be furnished by Otter Creek and is not being furnished by Otter Creek.


      Otter Creek does not have current information concerning the Common Stock ownership of the Company, other information concerning the management of the Company or the procedures for submitting proposals for consideration at the next annual meeting of the Company's stockholders. Accordingly, reference is made to the Company's proxy statement for that information. Under the federal securities laws, Otter Creek is required to disclose certain information as to the securities ownership of the Company's management, its current directors and the holders of significant amounts of the Company's Common Stock. That information, which has been obtained from the Company's preliminary proxy statement filed on June 12, 2003, is as follows:

      The following table presents information as of June 5, 2003 as to all persons who, to the knowledge of the Company, were the beneficial owners of five percent (5%) or more of the Company's Common Stock.


                                                Amount and
                                                Nature of
                                                Beneficial           Percent
Name and Address of Beneficial Owner            Ownership            of Class(3)


Roy F. and Joann Cole Mitte Foundation
6836 Bee Caves Road, Suite 262
Austin, TX 78746                                 959,482 (1)           9.81%

Roy F. Mitte
3701 Westlake Drive
Austin, TX 78746                                 959,482 (1)(2)        9.81%

Family Life Insurance Company
6500 River Place Blvd.
Austin, TX 78730                                  648,640              6.22% (3)

Investors Life Insurance
  Company of North America
6500 River Place Blvd.
Austin, TX 78730                                1,427,073 (4)         12.73% (5)

Fidelity Management &
Research Company
82 Devonshire Street
Boston, MA 02109                                1,307,020 (6)         13.36%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109                                  656,800 (7)          6.71%

____________________


(1) As reported on a Schedule 13D/A filed by the Roy F. and Joann Cole Mitte Foundation on June 6, 2003. According to the 13D/A filing, The Foundation is a not-for-profit corporation organized under the laws of the State of Texas, and exempt from federal income tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, as an organization described in Section 501(c)(3).

(2) For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.


(3) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Family Life Insurance Company have been exercised.

(4) Of such shares, 926,662 shares are owned by Investors Life Insurance Company of North America ("Investors Life") and 500,411 shares are issuable upon exercise of an option held by Investors Life. All shares are held as treasury shares.

(5) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Investors Life have been exercised.

(6) As reported to the Company on a Schedule 13G filed on June 11, 2001 by FMR Corporation, the parent company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company. The Company also notes that Fidelity filed a Schedule 13G/A on February 13, 2001, reporting that the beneficial ownership of Fidelity Low Price Stock Fund, an investment company registered under the Investment Company Act of 1940, was 340,000 shares. According to the Schedule 13G filings, as amended, Fidelity acts as investment advisor to the Fidelity Low Priced Stock Fund, and the Fund is the beneficial owner of 340,000 shares of Company common stock.

(7) As reported on a Schedule 13G filed by Wellington Management Company, LLP ("WMC") on February 12, 2003. According to the Schedule 13G filing, WMC acts as investment advisor to certain clients of WMC and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The filing further states that no such client is known to have such right or power with respect to more than five percent of the common stock of the Company.


      The following table contains information as of June 11, 2003 as to the Common Stock of Company beneficially owned by (1) each director and director nominee, (2) each of the named executive officers, and (c) the directors and executive officers as a group. In general, "beneficial ownership" refers to shares that a director nominee, director or executive officer has the power to vote, or the power to dispose of, and stock options that are currently exercisable or become exercisable within 60 days of June 11, 2003. The information contained in the table has been obtained by the Company from each director nominee, director and executive officer, except for the information known to the Company.


                                Amount and Nature of
        Name                    Beneficial Ownership           Percent of Class

Non-Employee Directors:


John Barnett                           2,000                            *
W. Lewis Gilcrease                       -0-                           --
Richard A. Kosson                      1,940                            *
Elizabeth T. Nash                        220                            *
Frank Parker                          12,000                            *
Kenneth S. Shifrin                       -0-                           --
Eugene J. Woznicki                       -0-                           --





Named Executive Officers:

Jeffrey H. Demgen                     14,526 (1)(2)                     *
Theodore A. Fleron**                  21,109 (1)(2)                     *
Eugene E. Payne**                         69                           --
Thomas C. Richmond                    18,868 (1)(2)                     *
George M. Wise, III                      569                            *
William P. Tedrow                          0                            *

Director Nominees (not currently Directors of the Company):

Fred W. Lazenby                       17,979 (3)                        *

All Executive Officers, Directors,
 and Director Nominees as a
 group (14 persons)                   89,280                            *


----------
*     Less than 1%.
**    Also a Nominee.




      (1) Includes shares beneficially acquired through participation in the Company's 401K Plan and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

      (2) Include shares issuable upon exercise of options granted under the Stock Option Plan to executive officers and directors who are also employees of the Company or its subsidiaries, to the extent that such options are exercisable within 60 days of June 11, 2003, as follows: Mr. Demgen - 4,400 shares; Mr. Fleron - 4,400 shares; and Mr. Richmond - 4,400 shares.

      (3) Includes: (i) shares owned by Mr. Lazenby, (ii) 1,000 shares owned by a trust for which he acts as trustee and (iii) 2,542 shares owned by his spouse, with respect to which he disclaims beneficial ownership.

      Certain of the information contained in this Proxy Statement is based on publicly-available information filed by the Company with the S.E.C. Although Otter Creek does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from such documents is inaccurate or incomplete, Otter Creek does not take any responsibility for the accuracy or completeness of such information.

      Otter Creek is not aware of any other substantive matters to be considered at the Annual Meeting, however, if any other matter as to which Otter Creek did not have knowledge prior to soliciting proxies should properly come before the Annual Meeting, Otter Creek will vote all proxies held by it in accordance with its best judgment and consistent with the federal proxy rules.

                                            OTTER CREEK MANAGEMENT INC.

June 26, 2003


                                            By: /s/ R. Keith Long
                                                --------------------------------
                                                R. Keith Long, President

                                    IMPORTANT

1. Your proxy is important no matter how many shares of Common Stock you own. Be sure to vote on the GOLD proxy card. Otter Creek urges you NOT to sign any WHITE proxy card or other proxy card which is sent to you by the Company or any other party.

2. If you have already submitted a proxy card to the Company for the Annual Meeting, you may change your vote to a vote "FOR" the election of the Otter Creek Nominees and "Against" the Company's slate by signing, dating and returning Otter Creek's GOLD proxy card, which must be dated after any proxy card you may previously have submitted to the Company. Only your last dated proxy card for the Annual Meeting will count at the Annual Meeting.

3. If any of your shares are held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the GOLD proxy card "FOR" election of the Otter Creek Nominees.

4. If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one GOLD proxy card. We encourage you to vote each GOLD proxy card that you receive.

5. If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, Mellon Investor Services LLC, at the number set forth below:

                          MELLON INVESTOR SERVICES LLC
                                 44 Wall Street
                               New York, NY 10005
                                  877-688-7273

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT     Please mark
SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED  your votes as  |X|
BELOW.                                                        indicated in
                                                              this example

                                                                 GOLD PROXY CARD

1.    Election of Directors

Nominees:

01 R. Keith Long                05 Steven A. Haxton
02 J. Bruce Boisture            06 Patrick E. Falconio
03 Lonnie L. Steffen            07 Salvador Diaz-Verson
04 Richard H. Gudeman

               FOR
        all the nominees                        WITHHOLD
        listed (except as                       AUTHORITY
          marked to the                      to vote for all
         contrary below)                     nominees listed

               |_|                                 |_|

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that nominee's name in the space provided below:

________________________________________________________________________________

2. In the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

Dated: ___________________________________________________________________, 2003


________________________________________________________________________________
                                   Signature


________________________________________________________________________________
                           Signature if held jointly

Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by the authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

       -----------------------------------------------------------------

                                    IMPORTANT

            Please sign and date the enclosed GOLD proxy card and return it in the enclosed envelope promptly. We urge you not to sign or return any white proxy card that may be sent to you by Financial Industries, Inc., even as a protest vote against them. If you previously voted on a white proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed GOLD proxy card. Only your latest dated proxy card will count.

            If you have any questions about our proxy solicitation or need additional information about the Financial Industries shareholder meeting, please contact our proxy solicitors, Mellon Investor Services LLC, at 1-877-688-7273.

                         [LOGO] Mellon

                                Mellon Investor Services

                             44 Wall Street
                           New York, NY 10005
                             1-877-OTTR-CRE
                            1-877-(688-7273)

       -----------------------------------------------------------------

GOLD PROXY CARD

                        FINANCIAL INDUSTRIES CORPORATION

                               COMMON STOCK PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF

                          OTTER CREEK MANAGEMENT INC.

                Annual Meeting of Shareholders on July 31, 2003

      The undersigned hereby appoints R. Keith Long and/or Ronald E. Powell (of Mellon Investor Services LLC) as proxy for the undersigned with full power of substitution to vote all shares of common stock of Financial Industries Corporation (the "Company") which the undersigned is entitled to vote at the Company's 2003 Annual Meeting of Stockholders, and any postponements or adjournments thereof (the "Meeting"), hereby revoking all prior proxies, on the matters set forth. Such authority includes discretionary authority by the proxies named to cumulate votes in order to elect as many nominees as believed possible under the prevailing circumstances.

      Signing and dating Otter Creek's proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of any previously granted authority to vote for any proxy card.

        (Continued and to be marked,dated and signed, on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                   IMPORTANT

1. Your proxy is important no matter how many shares of Common Stock you own. Be sure to vote on the GOLD proxy card. Otter Creek urges you NOT to sign any WHITE proxy card or other proxy card which is sent to you by the Company or any other party.

2. If you have already submitted a proxy card to the Company for the Annual Meeting, you may change your vote to a vote "FOR" the election of the Otter Creek Nominees and "Against" the Company's slate by signing, dating and returning Otter Creek's GOLD proxy card, which must be dated after any proxy card you may previously have submitted to the Company. Only your last dated proxy card for the Annual Meeting will count at the Annual Meeting.

3. If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one GOLD proxy card. We encourage you to vote each GOLD proxy card that you receive.